UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2017

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2017, Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp. (the “Company” or “Targa”), entered into a Membership Interest Purchase and Sale Agreement with Outrigger Delaware Midstream, LLC (the “Outrigger Delaware Purchase Agreement”), a Membership Interest Purchase and Sale Agreement with Outrigger Energy, LLC (the “Outrigger Energy Purchase Agreement”) and a Membership Interest Purchase and Sale Agreement with Outrigger Midland Midstream, LLC (the “Outrigger Midland Purchase Agreement” and together with the Outrigger Delaware Purchase Agreement and Outrigger Energy Purchase Agreement, the “Purchase Agreements”), pursuant to which Targa will acquire 100% of the membership interests of Outrigger Delaware Operating, LLC (“Outrigger Delaware Operating”), Outrigger Southern Delaware Operating, LLC (“Outrigger Southern Delaware Operating” and together with Outrigger Delaware Operating, “Outrigger Delaware”) and Outrigger Midland Operating, LLC (“Outrigger Midland” and together with Outrigger Delaware, “Outrigger”) (the “Outrigger Permian Acquisition”). Targa will pay $475 million in cash at closing and $90 million within 90 days of closing. Subject to certain performance-linked measures and other conditions, additional cash of up to $935 million may be received by the owners of Outrigger Delaware and Outrigger Midland in earn-out payments that may occur in 2018 and 2019. Targa currently expects to close the transaction during the first quarter of 2017, subject to customary regulatory approvals and closing conditions.

Outrigger Delaware owns and operates gas gathering and processing and crude gathering systems located in Loving, Winkler and Ward counties, and Outrigger Midland owns and operates gas gathering and processing and crude gathering systems located in Howard, Martin and Borden counties.

Targa expects to fund the initial purchase price of the Outrigger Permian Acquisition with borrowings under its revolving credit facility or, subject to market conditions, proceeds from the private or public issuance of securities.

The description of the Purchase Agreements set forth above in Item 1.01 is qualified in its entirety by the Purchase Agreements, which are filed herewith as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and are incorporated herein by reference.

This Item 1.01 of Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Company’s control, which could cause results to differ materially from those expected by management of the Company. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 2.02	Results of Operations and Financial Condition.

Subject to further review, in connection with Targa’s annual evaluation of goodwill, an impairment in the value of the acquisition goodwill associated with the WestTX and SouthTX operations will be recorded in the fourth quarter of 2016. Targa is in the process of finalizing the amount of the impairment. Any such impairment would be a non-cash charge that would impact net income, but would not impact Adjusted EBITDA or distributable cash flow. Adjusted EBITDA and distributable cash flow are financial measures not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures.” As of September 30, 2016, WestTX and SouthTX had goodwill balances of $312.5 million and $80.5 million, respectively.

Targa expects to report that LPG export volumes for the fourth quarter of 2016 were approximately 205 MBbl/d. Targa’s performance in the fourth quarter is expected to result in dividend coverage (defined as Targa’s total distributable cash flow divided by dividends paid) that exceeds 1.2 times the total dividends to be paid with respect to the fourth quarter 2016. Annual dividend coverage for 2016 is expected to exceed 1.05 times.

Non-GAAP Financial Measures

This Item 2.02 of Form 8-K includes references to the Company’s non-GAAP financial measures Adjusted EBITDA and distributable cash flow. The Company’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss) available to the Company before: interest; income taxes; depreciation and amortization; impairment of goodwill; gains or losses on debt repurchases, redemptions, amendments, exchanges and early debt extinguishments and asset disposals; risk management activities related to derivative instruments including the cash impact of hedges acquired in a merger with Atlas Pipeline Partners L.P.; non-cash compensation on equity grants; transaction costs related to business acquisitions; net income attributable to the Partnership’s preferred limited partners; earnings/losses from unconsolidated affiliates net of distributions, distributions from preferred interests, change in contingent consideration and the noncontrolling interest portion of depreciation and amortization expenses. Adjusted EBITDA is used as a supplemental financial measure by the Company and by external users of its financial statements such as investors, commercial banks and others. The economic substance behind the Company’s use of Adjusted EBITDA is to measure the ability of its assets to generate cash sufficient to pay interest costs, support its indebtedness and pay dividends to its investors.

Adjusted EBITDA is a non-GAAP financial measure. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss) attributable to the Company. Adjusted EBITDA should not be considered as an alternative to GAAP net income. Adjusted EBITDA has important limitations as an analytical tool. Investors should not consider Adjusted EBITDA in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in the Company’s industry, the Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these insights into its decision-making processes.

Distributable Cash Flow

The Company defines distributable cash flow as Adjusted EBITDA less distributions to the Partnership’s preferred limited partners, cash interest expense on debt obligations, cash tax (expense) benefit and maintenance capital expenditures (net of any reimbursements of project costs). This measure includes the impact of noncontrolling interests on the prior adjustment items.

Distributable cash flow is a significant performance metric used by the Company and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by it (prior to the establishment of any retained cash reserves by its board of directors) to the cash dividends the Company expects to pay its shareholders. Using this metric, management and external users of its financial statements can quickly compute the coverage ratio of estimated cash flows to cash dividends. Distributable cash flow is also an important financial measure for the Company’s shareholders since it serves as an indicator of the Company’s success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Company is generating cash flow at a level that can sustain or support an increase in its quarterly dividend rates.

Distributable cash flow is a non-GAAP financial measure. The GAAP measure most directly comparable to distributable cash flow is net income (loss) attributable to the Company. Distributable cash flow should not be considered as an alternative to GAAP net income (loss) available to common and preferred shareholders. It has important limitations as an analytical tool. Investors should not consider distributable cash flow in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because distributable cash flow excludes some, but not all, items that affect net income and is defined differently by different companies in the Company’s industry, the Company’s definition of distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Management compensates for the limitations of distributable cash flow as an analytical tool by reviewing the comparable GAAP measure, understanding the differences between the measures and incorporating these insights into its decision-making processes.

Item 7.01 Regulation FD Disclosure.

On January 23, 2017, the Company issued a press release announcing the execution of the Purchase Agreements related to the Outrigger Permian Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibits

2.1	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Delaware Midstream, LLC*

2.2	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Energy, LLC*

2.3	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Midland Midstream, LLC*

99.1	Press release dated January 23, 2017, announcing the execution of the Purchase Agreements.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES CORP.

Date: January 23, 2017	By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Executive Vice President and Chief Financial Officer

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibits

2.1	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Delaware Midstream, LLC*

2.2	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Energy, LLC*

2.3	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Midland Midstream, LLC*

99.1	Press release dated January 23, 2017, announcing the execution of the Purchase Agreements.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.